UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 10, 2004

MANDALAY RESORT GROUP

(Exact Name of Registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119

(Address of principal executive offices)

Registrant=s telephone number, including area code        (702) 632-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Item 1.01                Entry into a Material Definitive Agreement.

At the annual meeting of the board of directors on December 10, 2004, each of the registrants’ six nonemployee directors, William E. Bannen, Jeffrey D. Benjamin, Rose McKinney-James, Michael D. McKee, Donna B. More and Harold J. Phillips, received an award of 2,000 shares of Mandalay common stock.  Except as otherwise provided in the next sentence, the shares awarded to each recipient are subject to forfeiture as follows: (i) all of the shares will be forfeited if the recipient ceases to be a director on or before December 10, 2005; (ii) 1,334 of the shares awarded to the recipient will be forfeited if the recipient ceases to be a director after December 10, 2005 but on or before December 10, 2006; and (iii) 667 of the shares awarded to the recipient will be forfeited if the recipient ceases to be a director after December 10, 2006 but on or before December 10, 2007.  Upon consummation of the merger contemplated by the Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, MGM MIRAGE Acquisition Co. #61 and Mandalay Resort Group, all of the shares then held by the recipient will be canceled in exchange for the recipient’s right to receive a cash payment of $71.00 per share.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY RESORT GROUP

Dated: December 15, 2004	By:	/s/ LES MARTIN
Les Martin
Vice President, Chief Accounting Officer
and Treasurer